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  PennFed                                  PENNFED FINANCIAL SERVICES, INC.
FINANCIAL SERVICES, INC.           DIVIDEND REINVESTMENT AUTHORIZATION FORM
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I hereby authorize PennFed Financial       I wish to participate in the
Services, Inc. to pay to the Dividend      Dividend Reinvestment Plan on
Reinvestment Plan Administrator ("Plan     the following basis (select
Administrator") for my account all cash    one):
dividends payable to me on shares of
Common Stock of PennFed Financial              Full Dividend Reinvestment.
Services, Inc. indicated hereon.           --- I want to reinvest dividends
                                               on all shares now or hereafter
I authorize the Plan Administrator to          registered in my name or
apply all such cash dividends received         held for me in the Plan by
by it to the purchase of full and              the Plan Administrator.
fractional shares of PennFed Financial
Services, Inc.                                 Partial Dividend Reinvest-
                                           --- ment.  I want to reinvest
                                               dividends on only       shares
                                               registered in my name.  I
                                               understand that dividends on
                                               all shares held for me in the
                                               Plan by the Plan Administrator
                                               will be reinvested.

                                           This authorization is given with
                                           the understanding that I may
                                           terminate it at any time by so
                                           notifying the Plan Administrator
                                           in writing.



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                                                          Date



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                                                Stockholder Signature



All persons whose names appear above       --------------------------------
should sign authorization.                   Co-holder (if any) Signature
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